UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2017

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GLOBAL ENTERTAINMENT CLUBS, INC.

(Exact Name of Registrant as Specified in its Charter)

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Nevada	333-197968	33-1230099
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

301 South Brea Canyon Road

Walnut, CA 91789

(Address of Principal Executive Office) (Zip Code)

(909) 718-7880

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

February 26, 2017, Sky Rover Holdings, Ltd., a California corporation (“Sky Rover”) which is 100% owned by Lei (“Lester”) Pei, the Registrant’s CEO and principal shareholder, agreed to loan up to $20,000,000 to the Registrant in convertible loans, of which $12,000,000 was loaned to the Registrant earlier in 2017. On November 20, 2017, Sky Rover loaned an additional $8,000,000 to the Registrant. This loan, combined with the $12,000,000 which was previously loaned to the Registrant by Sky Rover, means that Sky Rover has loaned the full $20,000,000 in accordance with the Loan Agreement.

The terms for the $8,000,000 loan which was made by Sky Rover to the Registrant on November 20, 2017 are evidenced by a promissory note (the “Note”) issued to Sky Rover, with the following terms: the Note is unsecured, bears interest at 5% per year (payable quarterly in cash or in stock, in Registrant’s option, at the conversion price), is due in three years (on November 20, 2020), and is convertible into the Registrant’s common shares at any time before the due date, at a conversion price of $.08 per share (subject to adjustment in the event of stock splits, forward splits, recapitalizations, a merger, etc.).

If and when Sky Rover converts the new $8,000,000 Note at the present conversion price of $.08 per share to 100,000,000 shares, and assuming that Sky Rover also converts the $3,000,000 in notes which Sky Rover currently holds at the conversion price of $.04 per share, and the $9,000,000 in previously issued convertible notes at $.08 per share, Sky Rover would be issued a total of 287,500,000 restricted shares of the Registrant’s common stock. Those shares, plus the 6,000,000 shares Mr. Pei currently owns, would give him beneficial ownership of 293,500,000 of the Registrant’s 295,630,000 then-issued and outstanding shares (assuming that no other shares are issued before conversion), which would be approximately 99.28% of the then-outstanding shares.

The Registrant intends to use the proceeds of this most recent $8,000,000 loan, plus the funds remaining from previous Sky Rover loans, to complete the development of, and secure the exclusive licensing rights for, an online gaming platform and a merchant marketing platform, and for working capital.

The above descriptions of the terms set forth in the Note are qualified in the entirety by reference to the Note and the Loan Agreement, which are Exhibits to this Registrant’s Report on Form 8-K which was filed with the Securities and Exchange on March 1, 2017.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
8.01	Form of Convertible Promissory Note*
8.02	Form of Note Agreement*

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*

Incorporated by reference to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GLOBAL ENTERTAINMENT CLUBS, INC.

Date: November 25, 2017	By:	/s/ Lei Pei
Lei Pei CEO

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